EXHIBIT 32.2

                        CERTIFICATION OF PERIODIC REPORT

                         PURSUANT TO 18 U.S.C. SS. 1350

      Pursuant to, and for purposes only of, 18 U.S.C. ss. 1350, the undersigned hereby certifies that (i) the Annual Report of First United Corporation on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First United Corporation.


Date: March 14, 2005                          /s/ Robert W. Kurtz
                                              ---------------------------------
                                              Robert W. Kurtz, President/Chief
                                              Financial Officer